EXHIBIT 10.8

First Amendment to Construction Loan Agreement dated August 27, 2002, by and between First

National Bank of Omaha and Badger State Ethanol, LLC.

FIRST AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This First Amendment to Construction Loan Agreement made as of the 27th day of August, 2002, by and among First National Bank of Omaha (“BANK”), a national banking association with principal offices in Omaha, Nebraska, and Badger State Ethanol, LLC (“BORROWER”), a Wisconsin limited liability company.

Whereas, BANK and BORROWER executed a written Construction Loan Agreement dated as of August 28, 2001 (the Construction Loan Agreement, together with all amendments thereto is collectively called the “AGREEMENT”).

Now, Therefore, in consideration of the AGREEMENT, and their mutual promises made herein, BANK and BORROWER agree as follows:

1.             Terms which are typed herein as all capitalized words and are not defined herein shall have the same meanings as when described in the AGREEMENT.

2.             Section 1, Paragraph 1.4 of the AGREEMENT is hereby amended to read, effective immediately:

1.4                                 “BORROWING BASE” means the lesser of:

A.            $3,500,000.00 less the aggregate amount of Letters of Credit issued by BANK and outstanding for the BORROWER’s account, or

B.            The aggregate of (i) 75% of BORROWER’s inventory of ethanol, corn, milo or other grains, and distiller’s dried grain, all at current value on the date reported, plus (ii) 75% of the amount of BORROWER’s Accounts other than State and Federal Incentive Payments aged less than thirty days, and Accounts for State and Federal Incentive Payments aged 120 days or less, excluding any Accounts deemed ineligible by BANK.

3.             Section 2, Paragraphs 2.7 and 2.7.1 are hereby amended to read, effective immediately:

2.7                                 REVOLVING LOAN.            BANK agrees to lend $3,500,000.00 to BORROWER pursuant to this facility.  BANK will credit proceeds of this revolving loan (“REVOLVING LOAN”) to BORROWER’s deposit account with the BANK, bearing number 22674184.

2.7.1                        Subject to the terms hereof, the BANK will lend the BORROWER, from time to time until the “LOAN TERMINATION DATE” such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $3,500,000.00 (the “LOAN COMMITMENT”).  The BORROWER may borrow, repay without penalty or premium and reborrow hereunder, from the date of this AGREEMENT until the LOAN TERMINATION DATE, either the full amount of the LOAN COMMITMENT or any lesser sum which is $10,000.00 or an integral multiple thereof.  It is the intention of the parties that the outstanding balance of the REVOLVING LOAN shall not exceed the BORROWING BASE, and if at any time said balance exceeds the BORROWING BASE, BORROWER shall forthwith pay BANK sufficient funds to reduce the balance of the REVOLVING LOAN until it is in compliance with this requirement.  BANK will also issue Letters of Credit at BORROWER’s request, aggregating no more than $1,000,000.00 at any one time.  BORROWER will execute BANK’s standard documentation regarding such Letters of Credit and pay BANK’S usual and customary fees for same.  The amount of outstanding Letters of Credit will reduce the LOAN COMMITMENT.

4.             Section 1, Paragraph 1.19 of the AGREEMENT is amended, effective immediately, to read:

1.19                           “LOAN TERMINATION DATE” means the earliest to occur of the following: (i) as to the CONSTRUCTION NOTE, January 1, 2003, as to the REVOLVING NOTE, August 26, 2003, and the TERM NOTE, January 1, 2008 (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER’s election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

5.             The AGREEMENT identified the concept of a BORROWING BASE CERTIFICATE acceptable to BANK and a form of COMPLIANCE CERTIFICATE.  Effective immediately the BORROWING BASE CERTIFICATE shall be in the form of Exhibit 1-E, attached hereto, and the COMPLIANCE CERTIFICATE shall be in the form of Exhibit 1-D, attached hereto.

6.             BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5 of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT under the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

7.             Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

In witness whereof the parties set their hands as of the date first written above.

First National Bank of Omaha		Badger State Ethanol, LLC

by	/s/ Brian Thome	by	/s/ Gary L. Kramer
Brian Thome, Commercial Loan Officer			Gary L. Kramer, President

EXHIBIT 1-D

Badger State Ethanol, LLC

CERTIFICATE OF COMPLIANCE

TO:	First National Bank of Omaha
1620 Dodge Street STOP 1050
Omaha, Nebraska 68197-1050
Attn: Brian Thome

I am a                    of Badger State Ethanol, LLC (the “BORROWER”) and under the terms of a CONSTRUCTION LOAN AGREEMENT (the “AGREEMENT”) between the BANK and the BORROWER dated August 28th, 2001, and as it may be amended from time to time, certify that:

1.                                       The attached financial statements of the BORROWER from                     through                           (the “STATEMENT DATE”) are true and correct and have been accurately prepared in accordance with generally accepted accounting principles (GAAP) applied consistently with the BORROWER’s most recent annual financial statement; and

2.                                       I have read and am familiar with the AGREEMENT and have no knowledge of an existing EVENT OF DEFAULT under the AGREEMENT or of any event which would, after the lapse of time or the giving of notice, or both, constitute an EVENT OF DEFAULT under the AGREEMENT.

The calculations regarding each financial covenant, as of the STATEMENT DATE, and regardless of whether the BORROWER must be in compliance with each covenant as of the STATEMENT DATE, are as follows:

COVENANT	AT PRIOR YEAR-END	ACTUAL

NET WORTH	$	$

6.2.2                        The BORROWER shall maintain a NET WORTH of not less than (i) $20,000,000.00 at all times after COMPLETION DATE and (ii) $20,000,000.00 plus an amount each fiscal year equal to the greater of (a) $250,000.00 or (b) the amount of undistributed earnings during the current fiscal year, at all times subsequent thereto.

	REQUIRED	ACTUAL

FIXED CHARGE COVERAGE RATIO	1.25:1.0	:1.0

6.2.1        The BORROWER shall maintain a FIXED CHARGE COVERAGE RATIO, measured quarterly, of no less than 1.25 : 1.0, for all periods following COMPLETION DATE.

CAPITAL EXPENDITURES (Maximum)	$500,000	$
(Excluding construction and approved change orders)
WORKING CAPITAL (Minimum)	$2,000,000	$

6.2.4        BORROWER shall maintain, at all times subsequent to COMPLETION DATE and measured at fiscal year end, minimum WORKING CAPITAL of $2,000,000.00.

For the purpose of determining Incentive Pricing changes, the Borrowers INDEBTNESS to NET WORTH Ratio is:

:1.00

4.                                       BORROWER has not made or paid distributions to members of the BORROWER in excess of the PERCENTAGE allowed.  Note that distributions are only allowed annually based on previous year’s audited financials.  Calculation of “Proposed Distributions” is required for communication purposes only.  Calculated EXCESS CASH FLOW, allowable distributions and distributions made in the current fiscal year are:

EXCESS CASH FLOW	$

Proposed distributions	$

Year-to-date distributions	$

5.                                       BORROWER has not incurred any additional INDEBTEDNESS except debt allowed under the AGREEMENT or debt otherwise authorized by BANK approval.

6.                                       There has been no personnel change to the ethanol plant management that would be in violation of the AGREEMENT.  ICM Marketing, Inc continues to be the marketer of BORROWER’s Distiller’s Grain products. Murex, N.A., Ltd., continues to be the marketer of BORROWER’s ethanol products.

Badger State Ethanol, LLC

	By:	/s/ Gary L. Kramer

Date:	Its:	President

For BANK use only:

Rate change based on Incentive Pricing:

Old rate:	New rate:

Effective date:

Verified by:

Badger State Ethanol, LLC

First National Bank of Omaha	Borrowing Base Certificate
ATTN: Brian Thome
1620 Dodge St. STOP 1050	Report No.
Omaha, NE 68197-1050
Date:

1.	Total Accounts Receivable other than State or Federal Incentive payments	$

2.	ADD Total State and Federal Incentive Payment Accounts Receivable	+

	DEDUCT Ineligible Accounts, other than State or Federal Incentive Ineligible Accounts (31 days or more from invoice date)	-

	DEDUCT Ineligible State and Federal Incentive Payment Accounts (121 days or more from invoice date)	-

	DEDUCT Ineligible Accounts (as determined by Bank)	-

	Eligible Accounts Receivable	$
	MULTIPLY by Borrowing Base Factor	X 75%

3.	Accounts Receivable Loan Availability
$
4.	Ending Distillers Grain Inventory	$

5.	Ending Corn or Milo Inventory	+

6.	Ending Ethanol Inventory	+

	Eligible Inventory (Sum of Lines, 3,4,5)	$
	MULTIPLY by Borrowing Base Factor	X 75%

7.	Inventory Loan Availability		$

8.	TOTAL Borrowing Base	ADD Lines 3&7	$

9.	Outstanding Loan Balance	$

10.	Letters of Credit (not to exceed $1,000,000)	$

11.	Total Outstanding Balance (not to exceed $3,500,000)		$

12.	Margin	Line 8 MINUS Line 11	$

To induce the First National Bank of Omaha (herein called Bank) to make an advance under the Construction Loan Agreement dated August 28, 2001, between the undersigned and the Bank, and any amendments thereto, the undersigned hereby reaffirms the Bank’s security interest in:  all inventory, whether now owned or hereafter acquired, and the proceeds thereof; and, each and every account whether such right to payment now exists or hereafter arises, and the proceeds thereof.  The undersigned also certifies that the Borrowing Base as represented above is true and correct and that there is no default under the aforementioned Agreement, or on any of the Borrower’s liabilities to the Bank.

Borrower:	Badger State Ethanol, LLC

Signature:	/s/ Gary L. Kramer
Title:	President

REVOLVING PROMISSORY NOTE

Omaha, Nebraska	$3,500,000.00
Note Date: August 27, 2002	Maturity Date: August 26, 2003

On or before August 26, 2003, Badger State Ethanol, LLC (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”) at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Three Million Five Hundred Thousand and no/100 ($3,500,000.00)  Dollars or so much thereof as may have been advanced by BANK, under this Note and the loan agreement executed by the BANK and BORROWER dated as of August 28, 2001, as it may, from time to time, be amended.

Interest on the principal balance from time to time outstanding will be payable at a rate (the “RATE”) equal to one hundred (100) basis points higher than the BASE RATE in effect from time to time until maturity, and six per cent (6%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise.  For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its “National Base Rate”.  Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.  Interest on the REVOLVING LOAN shall be payable monthly, commencing September 27, 2002.

This note is executed pursuant to a Construction Loan Agreement dated as of August 28, 2001, between BANK and BORROWER (the “LOAN AGREEMENT”).  The LOAN AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER’s performance.  All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the LOAN AGREEMENT.

As provided in the LOAN AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the LOAN AGREEMENT and are provided by law.  All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or releases of any other party primarily or secondarily liable.

Executed as of the 27th day of August, 2002.

Badger State Ethanol, LLC

By	/s/ Gary L. Kramer
Gary L. Kramer, President